UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

OFFICE PROPERTIES INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34364	26-4273474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of principal executive offices)	(Zip Code)

(617) 219-1440

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K (this “Current Report”), the terms the “Company,” “we,” “us,” and “our” refer to Office Properties Income Trust.

Introductory Note

As previously reported, on October 30, 2025, the Company and its debtor affiliates (collectively, the “Debtors”, and upon effectiveness of the Plan (as defined below), the “Reorganized Debtors”) each commenced with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) a voluntary case (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 Cases were jointly administered under the caption In re Office Properties Income Trust, et al., Case No. 25-90530.

As previously reported, on April 21, 2026, the Debtors filed the Fourth Amended Joint Chapter 11 Plan of Reorganization of Office Properties Income Trust and Its Debtor Affiliates (as may be amended, modified, or supplemented in accordance with its terms, the “Plan”). On April 22, 2026, the Bankruptcy Court entered the Order Confirming Fourth Amended Joint Chapter 11 Plan of Reorganization of Office Properties Income Trust and Its Debtor Affiliates (the “Confirmation Order”), confirming the Plan. A summary of the material terms of the Plan and related matters is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2026.

On June 17, 2026 (the “Effective Date”), the Plan became effective and the Debtors emerged from chapter 11 protection. The following is a summary of the material transactions consummated on or about the Effective Date in connection with the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, the Confirmation Order, and the other documents referenced herein and filed as exhibits to this Current Report.

Item 1.01. Entry into a Material Definitive Agreement.

2029 Secured Exit Notes

On the Effective Date, the Company issued senior secured notes in an aggregate principal amount of $420 million (the “2029 Secured Exit Notes”) pursuant to an indenture (the “2029 Secured Exit Notes Indenture”) by and among the Company, as issuer, certain of the Company’s subsidiaries, as guarantors, and U.S. Bank Trust Company, National Association, as trustee and collateral agent. The 2029 Secured Exit Notes bear interest at a rate of 10.000% per annum, payable semi-annually in arrears on March 31 and September 30 of each year, and mature on June 17, 2031. The 2029 Secured Exit Notes are secured by (a) first lien security interests in the properties which secured our previously outstanding 9.000% Senior Secured Notes due September 2029 (the “Old September 2029 Senior Secured Notes”) on a first lien basis, our previously unencumbered properties and certain other properties, (b) second lien security interests in the properties which secured the Old September 2029 Senior Secured Notes on a second lien basis, (c) first lien security interests in the equity interests of the entities which secured the Old September 2029 Senior Secured Notes on a first lien basis, certain entities that previously guaranteed our previously outstanding 8.000% senior priority guaranteed unsecured notes due 2030 (the “Old 2030 Priority Guaranteed Notes”) and certain other subsidiaries of the Company that did not previously secure or guarantee any debt obligations, and (d) second lien security interests in the equity interests of the entities which secured the Old September 2029 Senior Secured Notes on a second lien basis. The 2029 Secured Exit Notes are guaranteed by (i) the Company’s subsidiaries that own the properties and entities which secure the 2029 Secured Exit Notes, (ii) the Company's subsidiaries whose equity interests secure the 2029 Secured Exit Notes, and (iii) certain other subsidiaries of the Company.

The 2029 Secured Exit Notes were issued in exchange for allowed claims relating to the Old September 2029 Senior Secured Notes, pursuant to which holders of such claims received their pro rata share of $300 million in 2029 Secured Exit Notes, plus their pro rata share of $120 million in additional 2029 Secured Exit Notes and $98 million of newly issued common shares of beneficial interest, $.01 par value per share, of the Company (the “Reorganized Common Equity”), or a combination thereof.

The foregoing description of the 2029 Secured Exit Notes and the 2029 Secured Exit Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the 2029 Secured Exit Notes Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

New 2027 Senior Secured Notes

On the Effective Date, Office Properties Income Intermediate Holdco II Trust (the “New 2027 SPV”), a newly formed bankruptcy-remote special purpose vehicle and a direct, wholly owned subsidiary of Office Properties Income Intermediate Holdco I Trust (the “New 2027 Holdco”), which is a direct, wholly owned subsidiary of the Company, issued new senior secured notes in an aggregate principal amount of $385 million (which amount is intended to be reduced by required, deferred principal payments of $50 million in the aggregate (the “Deferred Payments”)) pursuant to an indenture (the “New 2027 Senior Secured Notes Indenture”) by and among the New 2027 SPV, as issuer, the Company, as limited parent guarantor, the New 2027 Holdco and certain other subsidiaries of the Company, as guarantors, and UMB Bank, N.A., as trustee and collateral agent, in accordance with the terms of the settlement with an ad hoc group of holders of the Company’s previously outstanding 3.250% Senior Secured Notes due 2027 (the “Old 2027 Senior Secured Notes”). The New 2027 Senior Secured Notes bear interest at a rate of 8.375% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, and mature on December 31, 2029.

The New 2027 Senior Secured Notes are secured by first lien security interests in substantially the same collateral that previously secured the Old 2027 Senior Secured Notes and certain capital improvement and reserve accounts. The New 2027 Senior Secured Notes are guaranteed by (i) the Company, solely with respect to (1) the $50 million of Deferred Payments and (2) any funds removed from the New 2027 SPV in contravention of that certain settlement among the Debtors, the ad hoc group of holders of the Old 2027 Senior Secured Notes and an ad hoc group of holders of the Old September 2029 Senior Secured Notes, (ii) the New 2027 Holdco, and (iii) the Company’s subsidiaries that own the properties securing the New 2027 Senior Secured Notes.

The New 2027 Senior Secured Notes were issued in exchange for an aggregate amount equal to $385 million, plus accrued and unpaid interest, fees, costs, and other charges comprising the allowed claims relating to the Old 2027 Senior Secured Notes.

The foregoing description of the New 2027 Senior Secured Notes and the New 2027 Senior Secured Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the New 2027 Senior Secured Notes Indenture, a copy of which is attached as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

Amended RMR Management Agreements

On the Effective Date, the Company entered into (a) a Third Amended and Restated Business Management Agreement (the “Amended Business Management Agreement”) and (b) a Third Amended and Restated Property Management Agreement (the “Amended Property Management Agreement” and, together with the Amended Business Management Agreement, the “Amended RMR Management Agreements”), each with The RMR Group LLC (“RMR”). The initial term of each Amended RMR Management Agreement will be five years, and the Company will pay RMR (i) an annual fee under the Amended Business Management Agreement of $14 million for the first two years, and (ii) a 3% property management fee and 5% construction supervision fee under the Amended Property Management Agreement, consistent with the Company’s prior property management agreement with RMR. In addition, the Amended Business Management Agreement provides for (i) the issuance to RMR of common shares equal to 2% of the Reorganized Common Equity on the Effective Date (the “Initial Equity Compensation”) and (ii) the issuance to RMR of common shares equal to up to 8% of the Reorganized Common Equity upon the satisfaction of certain financial and/or performance metrics to be determined by the Company’s board of trustees. The Amended RMR Property Management Agreement also contains certain customary major decisions requiring the approval of a majority of the Company’s board of trustees.

The foregoing description of the Amended RMR Management Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended RMR Management Agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report and are incorporated herein by reference.

Amendment to the Secured Credit Facility

On the Effective Date, the Company and certain of the Reorganized Debtors entered into the Waiver and Amendment No. 1 to the Second Amended and Restated Credit Agreement (the “Credit Agreement Amendment”), with the lenders party thereto, and Wilmington Savings Fund Society, FSB, as administrative agent (the “Credit Agreement”). Pursuant to the Credit Agreement Amendment, (a) all of the defaults under the Credit Agreement arising out of the Chapter 11 Cases and related matters were permanently waived, (b) interest payable on borrowings under the Credit Agreement is at a rate of the secured overnight financing rate plus a margin of 550 basis points prior to and including December 31, 2026 and 750 basis points from and after January 1, 2027, and (c) the Credit Agreement was ratified and confirmed and remains in full force and effect. The Credit Agreement continues to consist of (a) a $325 million secured revolving credit facility, all of which remains outstanding and (b) a $100 million secured term loan. The obligations under the Credit Agreement continue to be secured by the same collateral as it was prior to the commencement of the Chapter 11 Cases.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is attached as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Preemptive Rights Agreement

On the Effective Date, the Company entered into a Preemptive Rights Agreement (the “Preemptive Rights Agreement”) with certain holders of allowed claims in respect of the Company’s previously outstanding unsecured notes who received more than 1% of the Reorganized Common Equity (the “Preemptive Rights Shareholders”). Pursuant to the Preemptive Rights Agreement, the Company granted customary preemptive rights to the Preemptive Rights Shareholders with respect to (a) any issuance by the Company of equity securities in an offering not registered under the Securities Act of 1933, as amended (the “Securities Act”), or (b) any issuance of debt securities or other indebtedness to certain former holders of the Old September 2029 Senior Secured Notes, subject to certain exceptions, for so long as such Preemptive Rights Shareholder continues to hold at least 1.0% of the outstanding the Company’s outstanding common shares.

The foregoing description of the Preemptive Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Preemptive Rights Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

DIP Credit Agreement

On the Effective Date, the Amended and Restated Secured Debtor-in-Possession Term Loan Credit Agreement (the “DIP Credit Agreement”), by and among the Company, as borrower, the guarantors party thereto, Acquiom Agency Services LLC, as administrative agent and collateral agent (the “DIP Agent”), and the lenders from time to time party thereto (the “DIP Lenders”), which provided for a $125 million secured debtor-in-possession term loan facility (the “DIP Facility”), was terminated in connection with the Company’s emergence from chapter 11 protection.

On the Effective Date, the claims by the DIP Lenders or the DIP Agent were allowed in an aggregate amount equal to the outstanding principal amount of the loans under the DIP Facility, plus all accrued and unpaid interest, fees, costs, and other charges through the Effective Date. Claims of the DIP Lenders (excluding claims related to DIP fees (“DIP Fee Claims”)) were satisfied through the issuance of shares of Reorganized Common Equity (the “DIP Equity Distribution”) at a conversion price of $12.60 per share. DIP Fee Claims (consisting of an anchor capital commitment fee, an exit fee and an upfront fee) were satisfied through (1) in respect of the anchor capital commitment fee and exit fee, a distribution of Reorganized Common Equity at a conversion price of $20.00 per share, and (2) in respect of the upfront fee, a distribution of Reorganized Common Equity at a conversion price of $12.60 per share.

All obligations under the DIP Credit Agreement and the DIP Facility have been satisfied, discharged, and terminated in full as of the Effective Date.

Old Common Shares

On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing the Company’s common shares of beneficial interest, $.01 par value per share (the “Old Common Shares”), issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

Senior Notes Indentures

On the Effective Date, by operation of the Plan, all obligations under each of the Company’s previously outstanding (i) Old 2027 Senior Secured Notes, (ii) Old September 2029 Senior Secured Notes, (iii) 2.650% senior unsecured notes due 2026, (iv) 2.400% senior unsecured notes due 2027, (v) the Old 2030 Priority Guaranteed Notes, (vi) 3.450% senior unsecured notes due 2031 and (vii) 6.375% senior unsecured notes due 2050 (collectively, the “Old Senior Notes”), in each case under the indentures governing the Old Senior Notes with U.S. Bank, National Association or the successor trustee thereto, were cancelled.

Item 1.03. Bankruptcy or Receivership.

The information set forth in the Introductory Note and Items 1.01, 1.02, 3.02 and 3.03 of this Current Report is incorporated herein by reference.

Information regarding the assets and liabilities of the Company as of the most recent practicable date prior to confirmation is included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on May 22, 2026, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report relating to the 2029 Secured Exit Notes and the New 2027 Senior Secured Notes is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Reorganized Common Equity

On the Effective Date, all previously issued and outstanding Old Common Shares were cancelled and the Company issued the Reorganized Common Equity pursuant to the Plan as follows:

(a)	to holders of the Old September 2029 Senior Secured Notes;

(b)	to holders of DIP Claims;

(c)	to holders of claims in respect of the Company’s previously outstanding senior unsecured notes;

(d)	to holders of the Old 2030 Priority Guaranteed Notes;

(e)	to RMR pursuant to the Amended Business Management Agreement; and

(f)	to holders of claims in respect of the Company’s previously outstanding senior unsecured notes who to holders of claims in respect of the Company’s previously outstanding senior unsecured notes who exercised their rights to acquire an aggregate amount of $35 million of Reorganized Common Equity.

The Reorganized Common Equity was issued without registration under the Securities Act in reliance upon section 1145(a) of the Bankruptcy Code (and in the case of (e) above, section 4(a)(2) of the Securities Act). Such shares may be resold without registration under the Securities Act by the recipients thereof pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” as defined in section 1145(b) of the Bankruptcy Code or an “affiliate” of the Company as defined in Rule 144(a)(1) under the Securities Act.

The aggregate number of shares of Reorganized Common Equity issued on the Effective Date was 21,953,577.

New Warrants

On the Effective Date, the Company issued warrants (the “New Warrants”) to holders of claims in respect of the Company’s previously outstanding senior unsecured notes pursuant to a warrant agreement (the “New Warrants Agreement”). The New Warrants are exercisable for an amount of common equity of the Company equal to 5.0% of the Reorganized Common Equity outstanding as of the Effective Date (after taking into account the Reorganized Common Equity issued or issuable as a result of the Initial Equity Compensation or the exercise of the New Warrants). The New Warrants have an exercise price of $25.00 per share and are exercisable within seven years from the Effective Date.

The New Warrants and the shares of Reorganized Common Equity issuable upon exercise thereof were issued without registration under the Securities Act in reliance upon section 1145(a) of the Bankruptcy Code.

The foregoing description of the New Warrants and the New Warrants Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Warrants Agreement, a copy of which is attached as Exhibit 4.3 to this Current Report and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Cancellation of Existing Equity Interests

On the Effective Date, pursuant to the Plan, all Old Common Shares were cancelled, released, discharged, and extinguished and are of no further force or effect. The Company had 73,943,439 Old Common Shares issued and outstanding as of October 30, 2025. Holders of Old Common Shares did not receive any distribution on account of such interests and such interests have no value.

Cancellation of Old Senior Notes

The information set forth in Items 1.02 of this Current Report with respect to the Senior Notes Indentures is incorporated herein by reference. On the Effective Date, pursuant to the Plan, all agreements, instruments, notes, certificates, and other documents evidencing any Old Senior Notes were deemed cancelled, discharged, and of no further force or effect.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 1.03, 3.02, 3.03 and 5.02 of this Current Report is incorporated herein by reference.

Upon the effectiveness of the Plan on the Effective Date, all Old Common Shares were cancelled. As a result of the transactions effected under the Plan, immediately following the Effective Date, certain holders of the Old September 2029 Senior Secured Notes and DIP Claims hold approximately 67% of the Reorganized Common Equity, accounting for dilution on account of the Initial Equity Compensation to RMR under the Amended Business Management Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Departure of Trustees

On the Effective Date, Yael Duffy, Donna D. Fraiche, Barbara D. Gilmore, William A. Lamkin, Timothy R. Pohl, Adam D. Portnoy, Jeffrey P. Somers and Mark A. Talley resigned as trustees of the Company. None of the trustees resigned as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Election of Trustees

Effective as of the Effective Date, Jonathan Heller, Jonathan Kolatch, William A. Lamkin, Adam D. Portnoy and Irvin Schlussel (each, a “New Trustee”) were elected as members of the board of trustees of the Company. William A. Lamkin and Adam D. Portnoy are the only trustees that served on the board of trustees prior to emergence.  Effective as of the Effective Date, the board of trustees appointed: (i) Jonathan Kolatch, William A. Lamkin and Irvin Schlussel to serve on the Audit Committee; (ii) Jonathan Kolatch and Irvin Schlussel to serve on the Compensation Committee; and (iii) Jonathan Kolatch and Irvin Schlussel to serve on the Nominating and Governance Committee.

Mr. Heller is the founder and the Chief Executive Officer of Helix Partners Management LP (“Helix Partners”), a multi-billion dollar, opportunistic, credit-focused investment manager that invests flexibly across the capital structure. Prior to founding Helix Partners in December 2022, during his tenure at Canyon Partners, Mr. Heller was Chairman of the Board of CBL & Associates Properties, Inc. (NYSE: CBL), a real estate investment trust owning and operating shopping malls and other retail properties, where he led a successful post-reorganization debt restructuring. At Canyon Partners, Mr. Heller was a Partner and Senior Portfolio Manager responsible for the firm’s investments in companies across a wide range of industries, including financial institutions, technology, retail and consumer. Mr. Heller also has significant experience in various asset classes, including stressed and distressed corporate debt, equities, municipal fixed income, real estate securities, and structured products. Prior to joining Canyon Partners in 2008, Mr. Heller was a Senior Vice President at Cerberus Capital Management, L.P. (“Cerberus”) from 2004 to 2008. Prior to Cerberus, Mr. Heller founded a hedge fund of funds, Double Arrow Capital Management. Mr. Heller began his career in 1996 as an accountant at PricewaterhouseCoopers. Mr. Heller is a graduate of Yeshiva University in New York City (B.S., Accounting) and is a Certified Public Accountant.

Mr. Kolatch currently runs his family office, Jasper Lake, LLC. Mr. Kolatch founded Redwood Capital Management, LLC (“Redwood”) in 2000 after a long career at Goldman Sachs, and served as Chief Executive Officer and Chief Information Officer at Redwood until his retirement in 2020. Redwood is a hedge fund specializing in stressed and distressed credit. Prior to founding Redwood, Mr. Kolatch worked at Goldman Sachs from 1982 to 1999 and became a Partner in 1994. From 1997 to 1999, Mr. Kolatch was head of the Goldman Sachs’ Credit Arbitrage Group which was a proprietary trading group focusing on distressed securities, high yield bonds, leveraged loans, and emerging market debt. Prior to that, Mr. Kolatch was head of the high yield trading desk and head of distressed bond trading from 1992 through 1996. From 1985 to 1992, he held various positions within the High Yield Group, including sales, trading, and head of Corporate Bond Research. Mr. Kolatch graduated summa cum laude from Columbia College in 1978. He received an M.B.A. from Harvard Business School in 1982.

Mr. Schlussel is the Chief Investment Officer at a private family office, where he oversees asset allocation and direct investments, since April 2021. Previously, from April 2016 to March 2021, he served as Managing Director of Inglesea Capital, the family office of the late Andrew Fredman, former Managing Partner of Fir Tree Partners. At Inglesea Capital, he led all public and private investments, including real estate and related opportunities. Mr. Schlussel currently serves as a board observer at Chicago Bridge & Iron. His career has focused primarily on corporate reorganizations, distressed debt, and event-driven investment strategies. Earlier in his career, he held finance roles as an analyst at UBS and Paloma Partners. Mr. Schlussel graduated with honors from the Wharton School of the University of Pennsylvania in 2003, earning a Bachelor of Science in Economics with a concentration in finance.

Mr. Lamkin is an Independent Trustee on the Board of Trustees of Seven Hills Realty Trust. He previously served on the Board of Trustees of Tremont Mortgage Trust from 2020 until it merged with Seven Hills Realty Trust in September 2021, and on the Board of Trustees of Select Income REIT from 2012 until it merged with a wholly owned subsidiary of the Company in December 2018. From 2003 to 2019, Mr. Lamkin was a Partner in Ackrell Capital LLC, a San Francisco based investment bank, and served on the board of Ackrell SPAC Partners I Co. from 2020 to 2022. Prior to 2003, he worked as a financial consultant and an investment banker, including serving as a Senior Vice President in the investment banking division of ABN AMRO. Before entering the financial services industry, Mr. Lamkin was a practicing attorney. Mr. Lamkin brings to the Company’s board of trustees extensive experience in, and knowledge of, the commercial real estate and investment banking industries, with demonstrated management ability and experience in capital raising and strategic business transactions. Mr. Lamkin has professional training, skills, and expertise in finance and legal matters.

Mr. Portnoy is the Chair of the Board of Directors, a Managing Director, and the President and Chief Executive Officer of The RMR Group Inc. (“RMR Inc.”), the President and Chief Executive Officer of RMR, and the sole trustee, an officer, and the controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc. As of the date hereof, he also serves as the Chair of the Board of Trustees and a Managing Trustee of each of the following companies managed by RMR: Diversified Healthcare Trust, Industrial Logistics Properties Trust, Service Properties Trust, and Seven Hills Realty Trust, and he is the sole director of AlerisLife Inc., Sonesta International Hotels Corporation, and Tremont Realty Capital LLC, an SEC registered investment adviser. Prior to joining RMR in 2003, Mr. Portnoy held various positions in the finance industry and public sector, including working as a banker at Donaldson, Lufkin & Jenrette and ABN AMRO, working in private equity at the International Finance Corporation (a member of The World Bank Group) and DLJ Merchant Banking Partners, and serving as Chief Executive Officer of a telecommunications company. Mr. Portnoy currently serves as Chair of the Board of Directors of the Pioneer Institute, as a member of the executive committee of the Board of Directors of the Greater Boston Chamber of Commerce, as Co-Chair of the Board of Directors of the Massachusetts Opportunity Alliance, Inc., as a member of the Board of Directors of the Massachusetts High Technology Council, Inc., and as the Honorary Consul General of the Republic of Bulgaria to the Commonwealth of Massachusetts. Mr. Portnoy graduated with a Bachelor’s degree in Public Policy from Occidental College in 1993.

For their services as trustees of the Company, each New Trustee will be entitled to an annual cash compensation of $120,000. Pursuant to our Amended Bylaws (as defined in Item 5.03), Mr. Portnoy was designated as the Manager Trustee, Mr. Heller was designated as a Helix Partners Trustee, Mr. Kolatch was designed as a Redwood Capital Trustee and Mr. Schlussel was designated as the Unsecured Creditor Trustee (as such terms are defined in Item 5.03). Except as provided in the preceding sentence, there is no arrangement or understanding between each New Trustee and any other person pursuant to which such New Trustee was selected as a trustee of the Company.

As discussed above, Mr. Portnoy is the sole trustee, an officer and the controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc., the chair of the board of directors, a managing director and the president and chief executive officer of RMR Inc. and an officer and employee of RMR, the Company’s business and property manager. Except as provided in the preceding sentence, there are no transactions, relationships or agreements between each New Trustee and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. None of the New Trustees has a family relationship with any member of the board of trustees or executive officer of the Company.

In connection with their election as trustees, we entered into an indemnification agreement with each New Trustee, which agreement is on substantially the same terms as the indemnification agreements we have entered with our prior trustees and our executive officers. We have previously filed a form of indemnification agreement as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which form is incorporated herein by reference.

The officers of the Company immediately before the Effective Date continue to serve as the officers of the Company as of the Effective Date.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On the Effective Date, pursuant to the Plan, the Company amended and restated its Declaration of Trust (the “Amended Charter”) and Bylaws (the “Amended Bylaws”). The Amended Charter and Amended Bylaws are similar in all material respects to the Company’s prior declaration of trust and bylaws, with the following material changes:

Removal of Trustees. The Amended Charter now provides that a trustee may be removed at any time with or without cause by the affirmative vote of the holders of not less than two-thirds of the shares then outstanding and entitled to vote and that no Trustee may be removed by the board of trustees without cause before June 17, 2027.

Corporate Opportunities. The Amended Charter includes a new provision to the effect that neither the shareholders of the Company or any of their Related Persons or Related Funds, nor any Non-Employee Trustee of the Company or his or her Related Persons (each as defined in the Amended Charter), shall have any duty to refrain from (x) engaging in a corporate opportunity in the same or similar business activities or lines of business as the Company or any of its Related Persons is engaged or proposes to engage, (y) making investments in any kind of property in which the Company makes or may make investments or (z) otherwise competing with the Company or any of its Related Persons, and provides that, to the fullest extent permitted by the Maryland law, no such person shall (A) be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Company or its shareholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Company or its shareholders or (B) be liable to the Company or its shareholders for breach of any fiduciary duty, in each case, by reason of any such activities. The Amended Charter further provides that, to the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of the Company shall be deemed to have notice of and to have consented to these provisions.

Amendments. The Amended Charter now provides that any amendment thereto shall be (a) adopted by a majority of the trustees then in office and (b) approved by the affirmative vote of not less than a majority of the shares then outstanding and entitled to vote thereon. The Amended Bylaws further provide that, except as otherwise provided therein, an amendment thereto (a) shall be adopted by a resolution of a majority of the trustees then in office, or (b) shall be approved by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon for all provisions. From the effective date of the Amended Bylaws until the Company’s annual meeting of shareholders in 2028, any amendment to the provisions thereof governing the selection of trustees, the transfer restrictions and amendments to the Amended Bylaws shall only be adopted by a majority of the trustees then in office (including, in the case of an amendment to the provisions governing the selection of trustees, the affirmative vote of (w) a majority of the trustees appointed by Helix Partners, if such amendment would reasonably be expected to result in the removal from office of, or otherwise adversely affect the rights or protections of, one or more of the trustees appointed by Helix Partners, (x) all of the trustees appointed by Redwood, if such amendment would reasonably be expected to result in the removal from office of, or otherwise adversely affect the rights or protections of, one or more of the trustees appointed by Redwood, and (y) the Manager Trustee (as defined below), if such amendment would reasonably be expected to result in the removal from office of, or otherwise adversely affect the rights or protections of, the Manager Trustee.

Special Meetings. The Amended Bylaws now provide that special meetings of shareholders may be called by shareholders holding greater than 50% of the votes entitled to be cast at such meeting.

Shareholder Actions by Written Consent. The Amended Bylaws now provide that shareholders may take any action by unanimous written consent without a meeting.

Number of Trustees and Board Composition. The Amended Bylaws provide that the number of trustees shall be up to seven until increased or decreased by the board of trustees. From the effective date of the Amended Bylaws, the board of trustees will include: (i) up to three trustees initially designated for appointment by Helix Partners, with such designation right consisting of (a) up to three trustees so long as Helix Partners and its affiliates beneficially own 15% or more of the Company’s outstanding common shares, (b) up to two trustees so long as Helix Partners and its affiliates beneficially own 10% or more of the Company’s outstanding common shares, and (c) up to one trustee so long as Helix Partners and its affiliates beneficially own 5% or more of the Company’s outstanding common shares (each, a “Helix Partners Trustee”); (ii) up to two trustees who are initially designated for appointment by Redwood, with such designation right consisting of (a) up to two trustees so long as Redwood and its affiliates beneficially own 10% or more of the Company’s outstanding common shares and (b) up to one trustee so long as Redwood and its affiliates beneficially own 5% or more of the Company’s outstanding common shares (each a “Redwood Capital Trustee”); (iii) until the Company annual meeting of shareholders in 2028, provided that Amended Business Management Agreement remains in effect, one trustee that is an employee, officer or director of RMR (the “Manager Trustee”) and (iv) until the one-year anniversary of the Effective Date, one trustee initially designated for appointment by the Official Committee of Unsecured Creditors (the “Unsecured Creditor Trustee”). Upon the designation and election by the board of trustees of each of the seven members of the board of trustees pursuant to the preceding sentence, any trustee that is not a Helix Partners Trustee, a Redwood Capital Trustee, the Manager Trustee or the Unsecured Creditor Trustee shall immediately resign from office. The Manager Trustee shall resign from the board of trustees if the Amended Business Management Agreement is terminated, if the Manager Trustee becomes a director or officer of another publicly traded office properties real estate investment trust or if for any other reason the Manager Trustee ceases to satisfy the conditions to qualification for nomination under the Amended Bylaws, and thereafter RMR shall not have any right to appoint a replacement trustee.

For more information regarding the Amended Charter and the Amended Bylaws, see the Company’s Registration Statement on Form 8-A filed with the SEC on June 17, 2026.

Item 8.01. Other Matters.

The Company is filing as Exhibit 99.1 (which is incorporated by reference herein) a description of the material United States federal income tax considerations relating to the Company’s qualification and taxation as a real estate investment trust for United States federal income tax purposes and the acquisition, ownership and disposition of the Company’s Reorganized Common Equity. This description contained in Exhibit 99.1 replaces and supersedes prior descriptions of the federal income tax treatment of the Company and its shareholders to the extent they are inconsistent with the description contained in this Current Report and any reference to a prior description shall be deemed to be a reference to this description.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment and Restatement of Office Properties Income Trust, dated June 17, 2026. (Incorporated by reference to the Company’s Registration Statement on Form 8-A filed on June 17, 2026, File No. 001-34364.)

3.2	Fourth Amended and Restated Bylaws of Office Properties Income Trust, adopted June 17, 2026. (Incorporated by reference to the Company’s Registration Statement on Form 8-A filed on June 17, 2026, File No. 001-34364.)

4.1	Indenture, dated as of June 17, 2026, among Office Properties Income Trust, certain subsidiary guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee and collateral agent, relating to the 10.000% Senior Secured Notes due 2031. (Filed herewith.)

4.2	Indenture, dated as of June 17, 2026, among Office Properties Income Intermediate Holdco II Trust, Office Properties Income Trust, Office Properties Income Intermediate Holdco I Trust, certain subsidiary guarantors party thereto, and UMB Bank, N.A., as trustee and collateral agent, relating to the 8.375% Senior Secured Limited OPI Guaranteed Notes due 2029. (Filed herewith.)

4.3	Warrant Agreement, dated as of June 17, 2026, between Office Properties Income Trust and CSC Delaware Trust Company, as warrant agent (including forms of Warrant). (Filed herewith.)

8.1	Opinion of Sullivan & Worcester LLP as to certain tax matters. (Filed herewith.)

10.1	Third Amended and Restated Business Management Agreement, dated as of June 17, 2026, between Office Properties Income Trust and The RMR Group LLC. (Filed herewith.)

10.2	Third Amended and Restated Property Management Agreement, dated as of June 17, 2026, between Office Properties Income Trust and The RMR Group LLC. (Filed herewith.)

10.3	Waiver and Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of June 17, 2026, among OPI WF Borrower LLC, Office Properties Income Trust, OPI WF Holding LLC, the lenders party thereto, and Wilmington Savings Fund Society, FSB, as administrative agent. (Filed herewith.)

10.4	Preemptive Rights Agreement, dated as of June 17, 2026, by and among Office Properties Income Trust and certain of its shareholders. (Filed herewith.)

23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).

99.1	Material United States Federal Income Tax Considerations. (Filed herewith.)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name: Title:	Brian E. Donley Chief Financial Officer and Treasurer

Dated: June 23, 2026